As filed with the Securities and Exchange Commission on May 8, 1995
                                      Registration No. 33-
- -----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            -------------------------

                       HANDEX ENVIRONMENTAL RECOVERY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    ---------
         (State or other jurisdiction of incorporation or organization)

                                   22-2941704
                                   -----------
                      (I.R.S. Employer Identification No.)

         500 Campus Drive, Morganville, New Jersey 07751 (908) 536-8500
         --------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                       Copy to:
       Curtis Lee Smith, Jr.                     Scott R. Wilson, Esq.
Handex Environmental Recovery, Inc.            Calfee, Halter & Griswold
          500 Campus Drive                  800 Superior Avenue, Suite 1800
   Morganville, New Jersey  07751               Cleveland, Ohio  44114
           (908) 536-8500                           (216) 622-8200

(Name, address, including zip code,
and telephone number, including area
    code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement and after compliance with applicable state and federal laws.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   X
                                             -----

                         CALCULATION OF REGISTRATION FEE

  Title of                Proposed     Proposed
   each                   maximum      maximum
 class of     Amount      offering     aggregate    Amount of
 securities   to be       price per    offering     registration
   to be    registered    share (1)    price (1)    registered fee
- ------------------------------------------------------------------------
 Common
 Stock,       65,000        $5.75     $373,750.00    $129.00
 $.01 par     shares
 value

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                    Subject to Completion, Dated May 8, 1995

PROSPECTUS


                       HANDEX ENVIRONMENTAL RECOVERY, INC.

                          65,000 Shares of Common Stock
                                ($.01 par value)


                                ----------------



     This Prospectus relates to the offer and sale of 65,000 shares of Common Stock, $.01 par value (the "Common Stock"), of Handex Environmental Recovery, Inc., a Delaware corporation (the "Company"). All of the Common Shares being registered may be offered and sold from time to time by certain shareholders of the Company, upon the exercise of certain outstanding warrants to purchase shares of Common Stock. See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Common Stock.

     The Company's Common Stock is traded in the NASDAQ National Market System under the symbol "HAND." On May 3, 1995, the last reported sale price for the Common Stock was $5-1/2 per share.

                               ------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
            COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------


     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including the material incorporated herein by reference) and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person deemed to be an underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.

                              ---------------------



                   The date of this Prospectus is May __, 1995
                                   THE COMPANY

     Handex Environmental Recovery, Inc., a Delaware corporation, has its principal executive offices at 500 Campus Drive, Morganville, New Jersey 07751 and its telephone number is (908) 536-8500. As used in this Prospectus, the "Company" shall refer to Handex Environmental Recovery, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information filed by the Company are also available for inspection and copying at the regional offices of the Commission located at: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at Seven World Trade Center, 13th Floor,
New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549 upon payment of prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to John T. St. James, Vice President, Treasurer and Chief Financial Officer, Handex Environmental Recovery, Inc., 500 Campus Drive, Morganville, New Jersey 07751 telephone (908) 536-8500.

     The Company hereby incorporates the following documents in this Prospectus by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (b) the Company's definitive Proxy Statement filed with the Commission pursuant to Section 14 of the Exchange Act in connection with the Annual Meeting of Shareholders to be held on May 9, 1995; and (c) the Company's Current Report on Form 8-K dated April 13, 1995. The Exchange Act file number under which each such report has been filed is 0-17840.

     All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                               RECENT DEVELOPMENTS

     During the first quarter of fiscal 1995, several customers deferred work on environmental remediation projects, which adversely affected the financial results for the Company's first fiscal quarter and, based on management's estimates, will continue to affect the remainder of the second quarter. In addition, in late March the State of Florida enacted a law which revises that State's reimbursement program for environmental remediation projects, resulting in fewer sites qualifying for reimbursement. Management of the Company believes that while deferral of the environmental remediation projects is likely to adversely affect the Company's results for the first and second quarters, the changes in Florida's reimbursement program are likely to have a greater impact on the Company's results of operations for the fiscal year. For the fiscal quarter ended April 1, 1995, the Company had net operating revenues of $17,001,000, gross profit of $6,221,000, income before income taxes of $462,000 and net income of $274,000.

                              SELLING SHAREHOLDERS

     The Common Shares covered by this Prospectus are being offered and sold by the shareholders of the Company listed below, upon the exercise of certain outstanding warrants to purchase an aggregate of up to 65,000 shares of Common Stock (the "Warrants") originally issued to The Nassau Group, Inc. ("Nassau"). The Company issued Warrants to purchase 25,000 shares of Common Stock at an exercise price per share of $6.75 to Nassau on December 17, 1993, in connection with its engagement to serve as the Company's financial advisor. On August 16, 1994 the Company issued Warrants to purchase up to 40,000 shares of Common Stock at an exercise price of $3.525 per share to Nassau as partial payment for certain financial advisory services provided by it in connection with the Company's acquisition of certain assets of New Horizons Computer Learning Center, Inc. and the stock of New Horizons Franchising, Inc. (collectively, "New Horizons"). On February 27, 1995, the Warrants to purchase 25,000 shares of Common Stock originally issued on December 17, 1993 were transferred by Nassau to Mr. James Lavelle ("Lavelle"), an affiliate of Nassau (collectively, Nassau and Lavelle are hereinafter referred to as the "Selling Shareholders"). The 65,000 shares of Common Stock (the "Warrant Shares") which may be acquired by the Selling Shareholders upon exercise of the Warrants represent all of the shares presently owned by them.

          The following table shows the number of shares of Common Stock owned by the Selling Shareholders prior to this offering and the number of shares of Common Stock being registered hereby:

                                  Shares owned    Number of
                                  prior            Shares
Name                              to offering    registered

The Nassau Group, Inc. (1)           40,000        40,000
James Lavelle (1)                    25,000        25,000
   Total                             65,000        65,000
______________

(1) Represents shares which may be acquired upon exercise of the Warrants, which are immediately exercisable as of the date hereof.

     As of the date of this Prospectus, the Company is unaware of any plans or intentions of the Selling Shareholders with respect to the number of shares of Common Stock that either of them desires to sell or when the Selling Shareholders would desire to sell their Common Stock, except that, depending on market conditions, the Selling Shareholders may sell an as yet undetermined number of shares of Common Stock for the purposes of investment diversification.


                               MANNER OF OFFERING

     Sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Company has advised the Selling Shareholders of their obligations under the Exchange Act to avoid market manipulation of the Common Stock (including, without limitation, the obligation of each Selling Shareholder not to purchase or solicit purchases by others of any shares of Common Stock during the two business days preceding the commencement of any offers or sales of shares of Common Stock by such Selling Shareholder) until the offering pursuant to this Prospectus by the Selling Shareholders has been completed.

     Under the terms of the Warrants, the Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933.

     The Company has also advised the Selling Shareholders of their obligations under the Securities Act to deliver copies of this Prospectus to any purchaser of the Common Stock.


                          DESCRIPTION OF CAPITAL STOCK


COMMON STOCK

     The Company's Amended Certificate of Incorporation (the "Certificate"), authorizes 15,000,000 shares of Common Stock, $.01 par value per share, of which 6,865,212 shares are issued outstanding and held of record by approximately 297 shareholders as of March 1, 1995. Holders of Common Stock are entitled to receive dividends as declared from time to time by the Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on outstanding Preferred Stock, if any. The Company has indicated, however, that it does not intend to declare cash dividends in the foreseeable future. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities subject to prior distribution rights of any Preferred Stock then outstanding. The Common Stock has no preemptive or conversion rights and is not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. All currently outstanding Common Stock of the Company is, and the Common Stock being sold by the Selling Shareholders in the offering will be, duly authorized, validly issued, fully-paid and nonassessable.

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and do not have the right to vote cumulatively in the election of Directors. The Board of Directors presently consists of eight members divided into three classes. The Directors of the class elected at each annual meeting of stockholders hold office for a term of three years.

     In general, the Certificate can be amended by the affirmative vote of a majority of the Company's then outstanding shares having voting power thereon. However, certain actions require the approval of at least 66_% of the then outstanding shares of Common Stock and at least 51% of the shares of Common Stock not held by a Related Person (as hereinafter defined) or an affiliate or associate of a Related Person. Such actions include the provisions which govern election of Directors, approval of Business Combinations (as hereinafter defined), Director liability, special meetings of or consent actions by stockholders and amendment of the Certificate or By-laws.


WARRANTS

     Warrants to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $6.75 per share were issued to Nassau on December 17, 1993 in connection with its engagement to serve as the Company's financial advisor. On August 16, 1994, Warrants to purchase an aggregate of 40,000 shares of Common Stock at an exercise price of $3.525 per share were issued to Nassau in partial payment for financial advisory services rendered to the Company in connection with its acquisition of New Horizons. The terms of the Warrants are identical in all material respects, except that the Warrants issued to Nassau on December 17, 1993 expire on December 17, 1998, while the Warrants issued on August 16, 1994 expire on August 16, 1999.

     The Warrants may be exercised in whole at any time or in part from time to time prior to their respective expiration dates. The aggregate exercise price for the number of Warrant Shares may be tendered to the Company in cash, by certified check or bank draft, by conversion of any indebtedness outstanding at such time of the Company to the Holder, if the Common Stock is then publicly traded, in Warrants (valued for this purpose at their fair market value), or by any combination thereof. Any request for exercise must be accompanied by such investment representations as are reasonably requested by the Company. No fractional shares or scrip representing fractional shares may be issued upon the exercise of the Warrants. In lieu of issuing a fraction of a share, the number of Warrant Shares to be received upon any exercise shall be rounded up to the next whole share. The Warrants are assignable with the prior written consent of the Company, and may also be assigned by Nassau, in whole or in part, to any of its affiliates without the consent of the Company.

     The relevant exercise price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants are subject to appropriate adjustment in the event of the declaration of any stock dividend or distribution on the Company's outstanding shares of Common Stock, or any subdivision, combination or reclassification of the Company's outstanding shares of Common Stock into a lesser or greater number of shares. The Company's obligation to make such adjustments will not apply to (i) the issue, sale, distribution or grant of any shares of Common Stock, any rights, warrants or options to subscribe for or purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock to officers, directors or employees of the Company pursuant to a compensation plan that has been approved by the stockholders of the Company or (ii) the issuance of shares of Common Stock to officers, directors or employees of the Company upon any exercise of rights, warrants or options, or any conversion or exchange of convertible or exchangeable securities, described in clause (i) above. No adjustment to the relevant exercise price will be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment. In case of any consolidation or merger to which the Company is a party, other than a consolidation or merger in which the Company is a continuing corporation and which does not result in any reclassification or conversion of, or change in, the outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization") the Company is required to cause effective provisions to be made so that the holders of the Warrants will have the right thereafter by exercising the Warrants at any time prior to their expiration, to receive (in lieu of the number of shares of Common Stock theretofore deliverable) cash in an amount per share of Common Stock equal to the excess, if any, of (x) the fair market value per share of Common Stock of the consideration received in the Capital Reorganization over (y) the relevant exercise price.

     Under the terms of the Warrants, upon a written request to register all, but not less than all, of the Warrant Shares issued or issuable upon exercise of the Warrants pursuant to the Securities Act from the holders thereof, the Company is required to use its best efforts to register all such Warrant Shares for resale by the holder thereof on Form S-3 or any other registration form then available. The Company is obligated to use all reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to remain effective for such period as may be reasonably necessary to effect the sale of the Warrant Shares, but in any event no longer than three years from the date of issuance of the Warrant Shares. The Company is required to bear the first Ten Thousand Dollars ($10,000.00) of registration expenses and one-half (1/2) of such expenses in excess of such amount, but in no event more than Twenty-Five Thousand Dollars ($25,000.00) in the aggregate.

PREFERRED STOCK

     The Certificate authorizes 2,000,000 shares of Preferred Stock, without par value, none of which is outstanding. The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the number of shares of such series, and the designations, relative rights, preferences and limitations of such series to the full extent now or hereafter permitted by Delaware law, without any further vote or action by the stockholders. Such shares may be issued with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock and may have the effect of making an acquisition of the Company more difficult or of deterring potential tender offers. If any shares of Preferred Stock were issued with voting rights that would have the effect of nullifying, restricting or disparately reducing the per share voting rights of existing stockholders of the Company then the Company's Common Stock could be prohibited from being reported on any exchange or any automated inter-dealer quotation system, such as the NASDAQ System. Such prohibition could adversely affect the liquidity of a stockholder's investment. The Company has no present intention to issue Preferred Stock.

BUSINESS COMBINATIONS

     Under the Certificate, the affirmative vote of not less than 66-2/3% of the outstanding shares of Common Stock, in addition to the affirmative vote which may be required of any series of Preferred Stock which may then be outstanding, and the affirmative vote of 51% of shares held or beneficially owned other than by a Related Person are generally required for the approval or authorization of any Business Combination of the Company with any Related Person. These provisions of the Certificate do not apply to Business Combinations with Related Persons which have been approved by a majority of the Continuing Directors (as hereinafter defined) of the Company or which satisfy certain provisions of the Certificate relating to the consideration to be paid to the holders of Common Stock by the Related Person.

     The term "Business Combination" means (i) any merger or consolidation of the Company with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Company (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (iii) any merger or consolidation of a Related Person with or into the Company or a subsidiary of the Company, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Company or a subsidiary of the Company, (v) the reclassification of the shares of stock of the Company generally possessing voting rights in elections of Directors, the purchase by the Company of such shares, or the issuance by the Company of shares of any securities convertible thereto or exchangeable therefor which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company which are directly or indirectly owned by any Related Person, or (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination. The term "Continuing Director" means a Director who was a member of the Board of Directors of the Company immediately prior to the time that the Related Person involved in a Business Combination became a Related Person. The term "Related Person" means any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" "beneficially" owns (as those terms are defined in the Exchange Act and the rules promulgated thereunder), in the aggregate, 15% or more of the outstanding shares of Common Stock of the Company, and any affiliate or associate of any such individual, corporation, partnership or other person or entity; provided that shares held by or over which such entity has power to vote or otherwise control as a trustee, plan administrator, officer of the Company or in a similar capacity under an employee benefit plan of the Company or an employee benefit plan of an affiliate of the Company will not be deemed to be beneficially owned for purposes of this definition. The term "Substantial Part" means more than 10% of the total consolidated assets of the Company as at the end of its most recent fiscal year ending prior to the time the determination is made.

DIRECTOR LIABILITY

     The Certificate contains a provision which eliminates under certain circumstances the personal liability of Directors to the Company or its stockholders, in their capacity as Directors of the Company, and the Company's By-laws contain provisions indemnifying Directors and officers to the fullest extent permitted by law and providing for the advancement of expenses incurred in connection with an action upon the receipt of an appropriate undertaking to repay said amount if it is determined that the individual in question is not entitled to indemnification. The Company has also entered into indemnity agreements pursuant to which it has agreed, among other things, to indemnify its Directors for settlements in derivative actions.

DELAWARE TAKEOVER STATUTE

     Section 203 of the Delaware General Corporation Law (the "Delaware Takeover Statute") applies to Delaware corporations with a class of voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system, or held of record by 2,000 or more persons, and restricts transactions which may be entered into by such a corporation and certain of its stockholders. The Delaware Takeover Statute provides, in essence, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the Statute (an "Interested Stockholder") may not, except with certain Board of Directors' and/or stockholder approvals, engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder.


     The Delaware Takeover Statute defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate ownership interest of the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

GENERAL

     It is possible that the division of the Board of Directors of the Company into classes provided for in the Certificate and the increased voting requirements with respect to a Business Combination provided for in the Certificate, the ability of the Board of Directors to issue Preferred Stock and/or the provisions of the Delaware Takeover Statute may discourage other companies from making a tender offer for, or acquisitions of substantial amounts of, the Company's Common Stock. This could have an incidental effect of inhibiting changes in management and may also prevent temporary fluctuations in the market price of the Company's Common Stock which often result from actual or rumored takeover attempts. In addition, the provisions of the Certificate eliminating certain liabilities of Directors, the indemnification provisions of the By-laws and the indemnity agreements may have the effect of reducing the likelihood of derivative litigation against Directors and to deter stockholders from bringing a lawsuit against Directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and the stockholders.



TRANSFER AGENT AND REGISTRAR
     The Transfer Agent and Registrar for the Common Stock is Key Corp Shareholder Services, Inc., Cleveland, Ohio.

                               VALIDITY OF SHARES


     The validity of the Common Shares offered hereby will be passed upon by Calfee, Halter & Griswold, 800 Superior Avenue, Suite 1800, Cleveland, Ohio 44114-2688. Scott R. Wilson, Esq., a partner of Calfee, Halter & Griswold, is a Director of the Company and as of March 31, 1995 beneficially owned an aggregate of 6,000 shares of the Company's Common Stock.


                                     EXPERTS

     The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 have been examined by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report included therein and incorporated herein by reference. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.


                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth the estimated expenses payable by the Registrant in connection with the sale and distribution of the Common Shares registered hereby:

          SEC Registration Fee                   $   129.00
          Fees and Expenses of Counsel             5,000.00
          Miscellaneous                              371.00
                                                 ----------
          Total                                  $ 5,500.00
                                                 ==========


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Article V of the Registrant's By-laws provides that the Registrant shall indemnify, to the fullest extent permitted by Delaware law, any Director or officer who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she, or a person of he or she is the legal representative, is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director, officer, partner, trustee, employee or agent of another entity, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement) reasonably incurred by such person in connection therewith. In addition, provisions of
Article V of the Registrant's By-laws provide for the advancement of expenses, including attorneys' fees, incurred by a Director or officer of the Registrant in defending any proceeding for which indemnification is provided under Article V upon receipt of an undertaking to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant as authorized in Article V. In addition, Article V permits the Registrant to maintain insurance, at its expense, to protect itself and any of its Directors or officers or individuals serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another entity, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 102 (b) of the Delaware General Corporation Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's duty of care. Accordingly, Article VII of the Registrant's Amended Certificate of Incorporation provides that a Director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit. Article VII of the Registrant's Amended Certificate of Incorporation further provides that any repeal, amendment or other modification of Article VII will not affect the liability or alleged liability of any Director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     In addition to the foregoing, the Registrant has entered into indemnity agreements with its executive officers and Directors. The indemnity agreements provide that such persons will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines, amounts paid or incurred by them for settlement in any action or proceeding on account of their service as a Director or officer of the Registrant or of any subsidiary of the Registrant or of any other entity in which they are serving at the request of the Registrant.

     The agreements bind the registrant to provide indemnification to Directors and officers whether or not the Registrant maintains Directors and officers liability insurance coverage and regardless of any future changes in the By-laws. The protection to be afforded Directors and officers by the agreements is broader than that provided under the indemnification provisions contained in the By-laws, in that the agreements expressly provide for the advancement of expenses and for indemnification with respect to amounts paid in settlements of derivative actions.

     Reference is made to the Warrants filed as Exhibits 4.7 and 4.8 hereto with respect to the indemnification provisions contained therein.

Item 16.  Exhibits.

          See the Exhibit Index at page E-1 of this Registration Statement.

Item 17.  Undertakings.

          (1)  The undersigned Registrant hereby undertakes:

               (a) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE TOWNSHIP OF MARLBORO, STATE OF NEW JERSEY, ON THE 8TH DAY OF MAY, 1995.

                              HANDEX ENVIRONMENTAL RECOVERY, INC.



                              ------------------------------------
                              By /s/ Curtis Lee Smith, Jr.
                               Curtis Lee Smith, Jr., Chairman of
                               the Board of Directors and Chief
                               Executive Officer


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Curtis Lee Smith, Jr., Stuart O. Smith, Thomas
J. Bresnan, John T. St. James or Scott R. Wilson, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 8TH DAY OF MAY, 1995.

     SIGNATURE                          TITLE


/s/ Curtis Lee Smith, Jr.
- -------------------------          Chairman of the Board of
Curtis Lee Smith, Jr.              Directors and Chief Executive
                                   Officer (principal executive
                                   officer)

/s/ John T. St. James
- ------------------------           Vice President, Treasurer and Chief
John T. St. James                  Financial Officer (principal financial and
                                   accounting officer)


/s/ Stuart O. Smith
- -------------------------          Director
Stuart O. Smith



     SIGNATURE                          TITLE


/s/ Thomas J. Bresnan
- --------------------------         Director
Thomas J. Bresnan


/s/ Gregory J. Reuter
- --------------------------         Director
Gregory J. Reuter


/s/ David A. Goldfinger
- --------------------------         Director
David A. Goldfinger


/s/ William H. Heller
- -------------------------          Director
William H. Heller


/s/ Richard L. Osborne
- -------------------------          Director
Richard L. Osborne


/s/ Scott R. Wilson
- ------------------------           Director
Scott R. Wilson




                       HANDEX ENVIRONMENTAL RECOVERY, INC.

                                  EXHIBIT INDEX


EXHIBIT                                              PAGE
NUMBER              DESCRIPTION OF DOCUMENT          NUMBER
4.1*       Certificate of Incorporation of the
           Registrant
4.2*       By-laws of the Registrant
4.3*       Specimen Certificate for shares of Common
           Stock, $.01 par value, of the Registrant
4.4**      Unsecured Revolving Loan Agreement
4.5**      Working Capital Line of Credit Note
4.6**      First Amendment to Unsecured Revolving
           Loan Agreement
4.7***     Warrant dated December 17, 1993 issued by
           the Registrant to The Nassau Group, Inc.
4.8***     Warrant dated August 16, 1994 issued by
           the Registrant to The Nassau Group, Inc.
5.1        Opinion of Calfee, Halter & Griswold with
           respect to the validity of the shares of
           Common Stock
23.1       Consent of KPMG Peat Marwick LLP with
           respect to the financial statements of
           the Registrant (included at page II-6
           hereof)
23.2       Consent of Calfee, Halter & Griswold
           (included in Exhibit 5.1)
24.1       Power of attorney (included at page II-8
           hereof)
24.2       Certified resolution (included at page II-
           9 hereof)
99.1****   Press Release of the Registrant dated
           April 13, 1995
                                _________________

    * Incorporated herein by reference to the corresponding exhibit to the Registrant's registration statement on Form S-1 (Reg. No. 33-28798)

    **   Incorporated herein by reference to the corresponding exhibit to the
     Registrant's Annual Report on Form 10-K for the year ended December 31,
                                      1992

    ***  Incorporated herein by reference to the corresponding exhibit to the
     Registrant's Annual Report on Form 10-K for the year ended December 31,
                                      1994

    **** Incorporated herein by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K dated April 13, 1995 file:  d:\w4w\ar\forms3\050895.doc


                       HANDEX ENVIRONMENTAL RECOVERY, INC.
                                500 CAMPUS DRIVE
                                  P. O. BOX 451
                         MORGANVILLE, NEW JERSEY  07751
                                 (908) 536-8500

                                                       May 8, 1995

"VIA EDGAR"
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  HANDEX ENVIRONMENTAL RECOVERY, INC.
          REGISTRATION STATEMENT ON FORM S-3

Dear Sir/Madam:

     On behalf of Handex Environmental Recovery, Inc. (the "Company"), I am herewith filing with you the following materials for the purpose of registering under the Securities Act of 1933, an aggregate of 65,000 Shares of Common Stock, $.01 par value, of the Company:

     1. One Copy of the Form S-3 Registration Statement (complete with Exhibits); and

     2. A request from the Company to accelerate effectiveness of the Registration Statement.

     The Registration Statement includes a Consent of Independent Auditors.

     The filling fee of $129 was paid via wire transfer from the Company's account at Mellon Bank in Pittsburgh.

     If the Staff decides not to review the Registration Statement, the Company desires that effectiveness be declared as soon as possible. To that end, we have enclosed a request for acceleration.

     If you have any questions or comments with respect to the foregoing, please call the undersigned at (908) 536-8500 extension 300 or David A. Basinski, Jr. at (216) 622-8380, our legal counsel in this matter.

                                   Very truly yours,

                                   /s/  Gary T. Gann
                                   ----------------------
GTG/gg                             GARY T. GANN
Enclosures                         General Counsel
sec.ltr


                       HANDEX ENVIRONMENTAL RECOVERY, INC.
                                500 CAMPUS DRIVE
                                  P. O. BOX 451
                         MORGANVILLE, NEW JERSEY  07751
                                 (908) 536-8500

                                                            May 8, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  HANDEX ENVIRONMENTAL RECOVERY, INC.
          FORM S-3 REGISTRATION STATEMENT
          65,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

     Handex Environmental Recovery, Inc. hereby requests that the effective date of the above-referenced Registration Statement be accelerated to 9:30 A.M., Wednesday, May 11, 1995, or as soon thereafter as is practicable.

                              Very truly yours,

                              HANDEX ENVIRONMENTAL RECOVERY, INC.


JSJ/gg
                              BY:  /s/ John T. St. James
                                   --------------------------------
                                   John T. St. James
                                   Vice President, Treasurer
                                   and Chief Financial Officer